Exhibit 99.1

Havertys Announces Quarterly Cash Dividend

Atlanta, Georgia, November 7, 2017 – HAVERTYS (NYSE: HVT and HVT.A) announced today, November 7, 2017, that its board of directors declared a cash dividend to be paid on the outstanding shares of the two classes of $1 par value common stock of the company at a rate of $0.15 per share on the common stock and $0.1425 on the Class A common stock.  The dividend is payable Friday, December 8, 2017, to stockholders of record at the close of business on Wednesday, November 22, 2017. Havertys has paid a cash dividend in each year since 1935.
About Havertys
Havertys (NYSE: HVT and HVT.A), established in 1885, is a full-service home furnishings retailer with 125 showrooms in 16 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle to upper-middle price ranges. Additional information is available on the Company's website havertys.com

Contact:
Havertys  404-443-2900
Jenny Hill Parker
 SVP, finance, secretary and treasurer